UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ___)

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TAITRON COMPONENTS INCORPORATED (Name of Registrant as Specified in Its Charter)

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TAITRON COMPONENTS INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 28, 2004

TO THE SHAREHOLDERS OF TAITRON COMPONENTS INCORPORATED:

You are cordially invited to attend the Annual Meeting of Shareholders of Taitron Components Incorporated, a California corporation (the “Company”), to be held on Friday, May 28, 2004, at 10:00 a.m. Pacific time, at the Hyatt Valencia, 24500 Town Center Drive, Valencia, California 91355.

At the Annual Meeting, shareholders will be asked to consider and act upon the following matters:

1.	To elect five directors for a term of one year; and

2.	To transact other business properly presented at the meeting or any postponement or adjournment thereof.

The Board of Directors has fixed April 21, 2004, as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting and any postponement or adjournment thereof, and only shareholders of record at the close of business on that date are entitled to notice and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at the offices of the Company for 10 days prior to the Annual Meeting.

We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors

/s/ Stewart Wang
Stewart Wang Chief Executive Officer, President and Chief Financial Officer

April 26, 2004

28040 West Harrison Parkway Valencia, California 91355 (661) 257-6060

TAITRON COMPONENTS INCORPORATED

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 28, 2004

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Taitron Components Incorporated, a California corporation (the “Company”), for use at the Annual Meeting of Shareholders, to be held on Friday, May 28, 2004, at 10:00 a.m. Pacific time, at the Hyatt Valencia, 24500 Town Center Drive, Valencia, California 91355. Accompanying this Proxy Statement is the Board of Directors’ Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

The expense of this solicitation of proxies will be borne by the Company. Solicitations will be made only by use of the mail except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by those persons and the Company will reimburse them for their reasonable expenses incurred in this regard.

The Company’s Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2003, accompanies but does not constitute part of this Proxy Statement.

The purpose of the meeting and the matters to be acted upon are set forth in the attached Notice of Annual Meeting. As of the date of this Proxy Statement, the Board of Directors knows of no other business that may be presented for consideration at the Annual Meeting. All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting and which have not been revoked will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A shareholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person. If any other business properly comes before the meeting, votes will be cast pursuant to those proxies in respect of any other business in accordance with the judgement of the persons acting under those proxies.

The Company’s principal executive offices are located at 28040 West Harrison Parkway, Valencia, CA 91355. It is anticipated that the mailing to shareholders of this Proxy Statement and the enclosed proxy will commence on or about April 28, 2004.

OUTSTANDING SECURITIES AND VOTING RIGHTS

The close of business on April 21, 2004, has been fixed as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting or any postponement or adjournment thereof. As of the record date, the Company had outstanding 4,695,979 shares of Class A common stock, par value $0.001 per share, (the “Class A Common Stock”), and 762,612 shares of Class B common stock, par value $0.001 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”). The Class A Common Stock and the Class B Common Stock are the only outstanding voting securities of the Company. As of the record date, the Company had 45 holders of record of the Class A Common Stock. The Company believes there are approximately 600 additional beneficial holders of its Class A Common Stock. There is one holder of the Class B Common Stock.

A holder of Class A Common Stock is entitled to cast one vote for each share held on the record date on all matters to be considered at the Annual Meeting. A holder of Class B Common Stock is entitled to cast 10 votes for each share held on the record date on all matters to be considered at the Annual Meeting. However, for the election of directors, a shareholder shall be entitled to cumulate his or her votes if the candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the Annual Meeting prior to the voting of the shareholder’s intention to cumulate votes. If any shareholder gives this notice, all shareholders may cumulate their votes for candidates in nomination. With cumulative voting, each shareholder is entitled to that number of votes equal to the number of shares held by that shareholder multiplied by the number of directors to be elected (multiplied by 10 for the holder of the Class B Common Stock). Each shareholder may then cast all of his or her votes for a single candidate or distribute his or her votes among any or all of the candidates he or she chooses. An opportunity will be given at the Annual Meeting prior to the voting for any shareholder to announce his or her intention to cumulate his or her votes. The proxy holders are given, under the terms of the proxy, discretionary authority to cumulate votes represented by shares for which they are named in the proxy.

The five nominees for election as Directors who receive the highest number of votes will be elected. All other matters that may properly come before the meeting require for approval the favorable vote of a majority of shares voted at the meeting or by proxy.

Abstentions and broker non-votes will be included in the determination of shares present at the Annual Meeting for purposes of determining a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to shareholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against these matters.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

In accordance with the Articles of Incorporation and Bylaws of the Company, the Board of Directors consists of not less than three nor more than seven members, the exact number to be determined by the Board of Directors. At each annual meeting of the shareholders of the Company, directors are elected for a one-year term. The Board of Directors is currently set at five members, and there currently are no vacancies. At the 2004 Annual Meeting, each director will be elected for a term expiring at the 2005 Annual Meeting. The Board of Directors proposes the election of the nominees named below.

Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. If any person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the present Board of Directors to fill the vacancy. The Board of Directors has no reason to believe that any nominee will be unwilling or unable to serve if elected a director.

The Board of Directors proposes the election of the following nominees as members of the Board of Directors:

Tzu Sheng (Johnson) Ku Stewart Wang Richard Chiang Craig Miller Felix Sung

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE DIRECTORS NOMINATED ABOVE.

Information with Respect to Directors and Executive Officers.

The following table sets forth certain information with respect to each directors and executive officer of the Company as of March 31, 2004.

Name	Age	Position

Tzu Sheng (Johnson) Ku	55	Chairman of the Board

Stewart Wang	54	President, Chief Executive Officer, Chief Financial Officer and Director

Richard Chiang	47	Director

Craig Miller	50	Director

Felix Sung	54	Director

David Vanderhorst	39	Controller and Corporate Secretary

All officers are appointed by and serve at the discretion of the Board of Directors. There are no family relationships between any directors or officers of the Company.

Tzu Sheng (“Johnson”) Ku, a co-founder of the Company, has been the Chairman of the Company since it was founded in 1989. Mr. Ku is also Chairman of both Johnson Premium Hardwood Flooring and Americana Floors Incorporated. Johnson Premium Hardwood Flooring is a manufacturer of pre-finished solid wood floors and Americana Floors Incorporated is an importer, wholesaler and retailer of name brand hardwood floors.

Stewart Wang, a co-founder of the Company, has served as Chief Executive Officer, President and a Director of the Company since its organization in 1989. Prior to founding the Company, Mr. Wang attended Pepperdine University, where he received his Masters of Business Administration degree in 1989. From 1985 to 1986, Mr. Wang was employed by Diodes Incorporated, a manufacturer and reseller of discrete rectifiers, as Purchasing and MIS Manager and later as Chief Operating Officer and President from 1986 to 1987. Prior thereto, from 1983 to 1985, Mr. Wang was Sales Manager for Rectron Limited, a rectifier manufacturer in Taiwan. In addition, since November 2002, Mr. Wang has served as Chief Financial Officer of the Company. During the 2004 annual Board meeting, the Board of Directors will consider appointing a Chief Financial Officer, if necessary, under the current market conditions.

Richard Chiang has been a Director of the Company since it was founded in 1989. Since 1986, Mr. Chiang has been the Chairman of Princeton Technology Corporation, a fabless integrated circuit design company. Mr. Chiang is also Chairman of Triton Management Corporation, a venture capital fund management company managing in excess of $80 million. Since 1996, Mr. Chiang also served as Chairman of Proware Technology Corporation, a networking storage subsystem business company, and Chairman of Unifosa Corp., a DRAM memory module manufacturer. Mr. Chiang also serves as a Director of both Alliance Venture Capital Corporation and Triton Venture Capital Corp., a venture capital firm located in Taipei, Taiwan. In addition, Mr. Chiang serves as a Director of both DataFab, Inc., a leading Flash Memory Card Reader company in Taiwan, and FiberCom, a fiber optic passive components manufacturer in Taiwan.

Craig Miller became a director of the Company in May 2000. Since 1998, Mr. Miller has been a director of Mosaic Capital, LLC, an investment-banking firm. Prior thereto, Mr. Miller served as Regional Vice President with Comerica Bank since 1994. From 1987 to 1994, Mr. Miller served as Executive Vice President and Chief Financial Officer of Told Corporation, an industrial real estate development firm. He started his career with Union Bank in 1976 as a management trainee and left in 1987 as Senior Vice President.

Felix Sung became a director of the Company in February 1995. Mr. Sung is the Managing Director and former Vice President of Tai North Company, a company engaged in exporting electronics, plastic parts and finished products to the United States and various European countries.

David Vanderhorst joined the Company in July 1999 as its Controller. In addition, since November 2002, Mr. Vanderhorst served as Corporate Secretary. Prior thereto, from 1991 to 1998, Mr. Vanderhorst served as Controller and Chief Financial Officer for various companies. From 1987 to 1991, the national accounting firm of Kenneth Leventhal & Company, now a division of Ernst & Young, LLP, employed Mr. Vanderhorst. Mr. Vanderhorst is a Certified Public Accountant, receiving his professional certification in 1991.

During 2003, the Board of Directors met once. Each director attended one hundred percent of the Board of Directors meetings and the meetings of Board committees on which he served. The Company encourages, but does not require, all incumbent directors and director nominees to attend its annual meetings of shareholders. At the 2003 Annual Meeting of Shareholders, two directors then in office were in attendance.

Committees of the Board

Audit Committee - The Board of Directors has established an Audit Committee that reviews the audit and control functions of the Company, the Company’s accounting principles, policies and practices and financial reporting, the scope of the audit conducted by the Company’s independent auditors, the fees and all non-audit services of the independent auditors, and the independent auditor’s opinion and management comment letter (if any) and management’s response thereto. The Audit Committee met once during fiscal 2003. Members of the Audit Committee are Mr. Miller, Mr. Chiang and Mr. Sung. The Board of Directors has determined that all members of the Audit Committee meet the independence standards for audit committee members set forth in the Sarbanes-Oxley Act of 2002 and the listing standards of the National Association of Securities Dealers (“NASD”). The Board of Directors has also determined that Mr. Miller is a “financial expert”, as that term has been defined by the Securities and Exchange Commission.

Compensation Committee - The Board of Directors has established a Compensation Committee. The function of the Compensation Committee is to review and make recommendations with respect to compensation of executive officers and key employees, including administration of the Company’s 1995 Stock Incentive Plan. The Compensation Committee met once during fiscal 2003. Members of the Compensation Committee are Mr. Chiang, Mr. Miller and Mr. Sung.

Nominating Committee - The Company does not have a standing nominating committee. The Board of Directors does not believe that it is necessary for the Company to have a standing nominating committee since the Company has a relatively small board and the Company’s independent directors will serve in the capacity of a nominating committee when necessary. All of the Company’s directors participate in the consideration of director nominees. But, consistent with applicable NASD listing standards, each director nominee must be selected or recommended for the Board of Directors’ selection by a majority of the independent directors of the Board of Directors. In considering candidates for directorship, the Board of Directors considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met in order to be recommended as a nominee. The Board of Directors does believe, however, that all Board members should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with their performance as a director of a public corporation.

The Board of Directors may employ a variety of methods for identifying and evaluating nominees for director, including shareholder recommendations. Periodically, the Board of Directors assesses its size, the need for particular expertise on the Board of Directors and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated or otherwise arise, the Board of Directors will consider various potential candidates for director who may come to the Board of Directors’ attention through current Board members, professional search firms or consultants, shareholders or other persons. The Board of Directors may hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. In 2003, no professional search firms or consultants were needed and, accordingly, no fees were paid in this regard to professional search firms or consultants in 2003. The Board of Directors does not evaluate candidates differently based on who made the recommendation for consideration.

Shareholders who wish to nominate a director for election at an annual shareholder meeting must submit their recommendations at least 120 days before the date of the next scheduled annual meeting of shareholders. Shareholders may recommend candidates for consideration by the Board of Directors by writing to the Company’s Corporate Secretary at 28040 West Harrison Parkway, Valencia, California 91355, giving the candidate’s name, contact information, biographical data, and qualifications. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any shareholder recommendation. There were no director candidates put forward by shareholders for consideration at the 2004 Annual Meeting.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate with the Board of Directors by sending a letter to Board of Directors of Taitron Components Incorporated, c/o Office of the Corporate Secretary, 28040 West Harrison Parkway, Valencia, California 91355. All communications must contain a clear notation indicating that they are a “Shareholder — Board Communication” or “Shareholder — Director Communication” and must identify the author as a shareholder. The office of the Corporate Secretary will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The office of the Corporate Secretary has authority to discard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications.

SUMMARY COMPENSATION TABLE

The following table sets forth, as to the Chief Executive Officer and as to each of the other most highly compensated executive officers whose compensation exceeded $100,000 during the last fiscal year (the “Named Executive Officers”), information concerning all compensation paid for services to the Company in all capacities for each of the three years ended December 31, 2003 indicated below:

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Option (1)	All Other Compensation (2)
Stewart Wang,	2003	$145,600	$ —	30,000	$12,320
Chief Executive Officer,	2002	$171,383	$ —	15,000	$18,200
President and Chief Financial Officer	2001	$181,999	$ —	27,500	$18,269

(1)	All numbers reflect number of shares of Class A Common Stock subject to options granted during the year.
(2)	The amount primarily consists of automobile allowances and accrued vacation.

OPTION GRANTS IN FISCAL 2003

The following table sets forth information with respect to grants of options (“Options”) to purchase Class A Common Stock under the 1995 Stock Incentive Plan to the Named Executive Officers during the fiscal year ended December 31, 2003.

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal 2003	Exercise Price ($/sh) (1)	Expiration Date
Stewart Wang	30,000(2)	27.4%	$ 1.00	5/9/2013

(1)	The exercise price was market value of the Class A Common Stock on the date of grant.
(2)	The shares subject to this option vest in three equal annual installments commencing on May 9, 2004.

AGGREGATED OPTION EXERCISES IN FISCAL 2003 AND FISCAL YEAR-END OPTION VALUES

The following table sets forth with respect to the Named Executive Officers information with respect to options exercised, unexercised options and year-end option values with respect to options to purchase shares of Class A Common Stock.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2003 (#)		Value of Unexercised In-the-Money Options at December 31, 2003 (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Stewart Wang	—	—	167,833	49,167	$49,280	$45,225

(1)	Represents the difference between the last reported sale price of $2.13 per share for the Class A Common Stock on December 31, 2003, and the per share exercise price of the option multiplied by the applicable number of shares.

Compensation of Directors

Non-employee directors receive $1,500 for attending the annual Board of Directors meeting. The Company pays all out-of-pocket fees associated with the directors’ attendance. In addition, members of the Compensation Committee receive an annual grant of 5,000 non-statutory stock options under the Company’s 1995 Stock Incentive Plan, exercisable at the fair market value of the Company’s Class A Common Stock on the date of grant, and which vest in three equal annual installments commencing on the first anniversary of the grant date.

Compensation Committee Interlocks and Insider Participation

During fiscal 2003, the Compensation Committee of the Board of Directors consisted of Craig Miller, Richard Chiang and Felix Sung. None of these individuals was an officer or employee of the Company at any time during fiscal 2003. During fiscal 2003, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has or has had one or more executive officers serving as a member of the Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee has the responsibility to determine and administer the Company’s executive compensation programs and make appropriate recommendations concerning matters of executive compensation. Set forth below are the principal factors underlying the Committee’s philosophy used in setting compensation for fiscal 2003.

Compensation Philosophy. At the direction of the Board of Directors, the Committee endeavors to ensure that the compensation programs for executive officers of the Company are competitive and consistent in order to attract and retain key executives critical to the Company’s long-term success. The Committee believes that the Company’s overall financial performance should be an important factor in the total compensation of executive officers. At the executive officer level, the Committee has a policy that a significant portion of potential compensation should consist of variable, performance-based components, such as stock options and bonuses, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management’s commitment to the enhancement of profitability and shareholder value.

The Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Company’s executive officers. In implementing the Company’s executive compensation objectives, the Committee has designed an executive compensation program consisting of base salary, annual incentive compensation, stock options and other employment benefits.

The Committee seeks to maintain levels of compensation that are competitive with similar companies in the Company’s industry. To that end, the Committee reviews proxy data and other compensation data relating to companies within the Company’s industry. In addition, from time to time, the Committee also receives assessments and advice regarding the Company’s compensation practices from independent compensation consultants.

Base Salary. The base salary of the executive officers represents the fixed component of their compensation program. The Company’s philosophy regarding base salaries is to maintain salaries for the aggregate group of executive officers at levels the Committee believes to be near the industry average. Periodic increases in base salary relate to individual contributions to the Company’s performance.

Annual Incentive Compensation. The Company’s executive officers are eligible for annual incentive compensation consisting primarily of cash bonuses based on the attainment of corporate earnings. While performance against financial objectives is the primary measurement for executive officers’ annual incentive compensation, non-financial performance also affects pay. The Committee considers corporate performance measures such as net income, basic earnings per common share, return on average common shareholders’ equity, sales growth and expense management in making compensation decisions. The Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects and demonstrated leadership ability.

Stock Options. The Committee strongly believes that the Company’s compensation program should provide employees with an opportunity to increase their equity ownership and potentially gain financially from Class A Common Stock price increases. By this approach, the best interests of shareholders, executives and employees will be closely aligned. Therefore, executives and other employees are eligible to receive stock options, giving them the right to purchase shares of Class A Common Stock at a specified price in the future. The Committee believes that the use of stock options as the basis for long-term incentive compensation meets the Committee’s compensation strategy and business needs of the Company by achieving increased value for shareholders and retaining key employees.

The Company recommended to the Board of Directors the granting of 50,000 options to executive officers to purchase the Class A Common Stock during the 2003 fiscal year. In approving grants and awards under the 1995 Stock Incentive Plan, the quantitative and qualitative factors and industry comparisons outlined above were considered. The number of options previously awarded to and held by executive officers was an important factor in determining the size of current option grants.

Other Employment Benefits. The Company provides a cafeteria plan to cover health and welfare benefits to executives and all employees similar to those provided by similar companies in the Company’s industry. The Company also provides a 401(k) plan in which all employees are eligible.

Chief Executive Officer Compensation. With respect to Mr. Wang, the Company’s Chief Executive Officer, the Committee established an annual base salary of $145,600 for him. In determining the appropriate compensation figure for Mr. Wang, the Committee considered a variety of factors, including a comparison of Mr. Wang’s compensation at his level of experience with the executive compensation paid in similar industry groups to executives with comparable levels of experience.

COMPENSATION COMMITTEE

Craig Miller Richard Chiang Felix Sung

The information in this Compensation Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

REPORT OF THE AUDIT COMMITTEE

Since 1995, the Company has had an Audit Committee composed entirely of non-management directors. The members of the Audit Committee meet the independence and experience requirements of the NASD listing standards, as applicable and as may be modified or supplemented. The Audit Committee has adopted, and the Board of Directors approved, a charter outlining the practices it follows. A copy of the charter is attached as Appendix I to the 2001 Proxy Statement.

During fiscal 2003, the Audit Committee met one time with the senior members of the Company’s financial management team. During that meeting, management reviewed the audited financial statements in the Annual Report with the Audit Committee, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Additionally, the Audit Committee discussed written disclosures from the independent auditors discussing matters required by SAS 61, “Codification of Statement on Auditing Standards, AU Section 380,” and Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee also has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence. The Audit Committee has concluded that the independent auditors are independent from the Company and its management. The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audit.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Audit Committee does not complete its reviews prior to the Company’s public announcements of financial results and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles in the United States of America.

In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE Craig Miller Richard Chiang Felix Sung

The information in this Audit Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Exchange Act.

AUDIT FEES AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered by Haskell & White LLP for the audit of the Company’s annual financial statements for the two years ended December 31, 2003, and fees billed for other services rendered by Haskell & White LLP, Beckman, Kirkland & Whitney LLP and Steven Dong & Associates during those periods. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

	Fiscal Year Ended December 31,
	2002	2003
Audit fees:(1)	$45,100	$42,000
Audit related fees:(2)	35,200	13,900
Tax fees:(3)	10,900	9,100

Total	$91,200	$65,000

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.
(2)	Audit related fees consisted principally of work performed in reviewing the quarterly financial statements.
(3)	Tax fees consisted of the preparation of federal and multi-state tax returns by Beckman, Kirkland & Whitney and Steven Dong & Associates.

The Company anticipates that a representative of Haskell & White LLP will attend the 2004 Annual Meeting for the purpose of responding to appropriate questions. At the meeting, a representative of Haskell & White LLP will be afforded an opportunity to make a statement if he or she so desires.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with policies of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

CHANGE IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On January 6, 2003, the Company filed a Current Report on Form 8-K, dated December 27, 2002, reporting a change of the Company’s accountants. Grant Thornton LLP was previously the principal accountants for the Company. On December 27, 2002, the Company dismissed Grant Thornton LLP as principal accountants and engaged Haskell & White LLP as principal accountants to audit the accounts of the Company for the year ending December 31, 2002. The decision to change accountants was approved by the Company’s Audit Committee and the Board of Directors.

During the fiscal years ended December 31, 2001 and 2000 and through the date of this report, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Grant Thornton LLP, would have caused them to make reference to the matter of the disagreement in connection with its report. The auditors’ report for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion, nor were the reports modified as to uncertainty, audit scope or accounting principles.

The Company requested that Grant Thornton LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter is filed as Exhibit 16.1 to the Current Report on Form 8-K, dated December 27, 2002, which is incorporated herein by reference.

STOCK PERFORMANCE GRAPH

The following performance table compares the five-year cumulative total return for (i) the Class A Common Stock, (ii) the NASDAQ US Companies index and (iii) the peer group of companies. For each group an initial investment of $100 is assumed on December 31, 1998. The Company’s fiscal year-end is December 31. The total return calculation assumes reinvestment of all dividends for the indices. The Company did not pay dividends on its Class A Common Stock during the time frame set forth below:

The data points depicted on the graph are as follows:

Date	The Company	Peer Group(1)	NASDAQ US Companies
December 31, 1998	$100.00	$100.00	$100.00
December 31, 1999	$119.87	$ 99.58	$185.84
December 31, 2000	$160.26	$154.37	$112.85
December 31, 2001	$ 99.36	$ 94.54	$ 88.90
December 31, 2002	$ 85.90	$ 49.04	$ 60.71
December 31, 2003	$136.54	$ 77.25	$ 90.81

(1)	The peer group consists of the following electronic and industrial distribution companies: All American Semiconductor, Inc. Avnet, Inc. Arrow Electronics, Inc. Jaco Electronics, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the years ended December 31, 2003 and 2002, the Company purchased electronic component products of approximately $138,000 and $64,000, respectively, from a company controlled by Mr. Chiang, a director of the Company. All of these purchases were for products carried by the Company in inventory and the Company considers these purchases to be in the normal course of business and on an arm’s length basis. The Company has entered into a distributor agreement with the affiliated company, and accordingly, the Company expects that the purchases may continue in the future.

During the years ended December 31, 2003 and 2002, the Company paid $1,500,000 and $0, respectively, of principal payments and $86,000 and $13,000, respectively, of interest payments to K.S. Best International Co. Ltd., a company controlled by the brother of the Company’s Chief Executive Officer. All of these payments were for the repayment of principal and related interest charges on subordinated notes that the Company considers to be in the normal course of business and on an arm’s length basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2004, certain information regarding the ownership of the Company’s Common Stock by (i) each person (including any group) known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s directors and director nominees, (iii) each of the Named Executive Officers, and (iv) all of the Company’s executive officers and directors as a group. As of March 31, 2004, the Company had issued and outstanding 4,695,979 shares of Class A Common Stock and 762,612 shares of Class B Common Stock.

	Class A Common Stock (1)			Class B Common Stock (1)
Name and Address of Beneficial Owner	Number of Shares		Percent of Class	Number of Shares	Percent of Class	Percent of All Classes of Common Stock (1)
Stewart Wang	1,006,631	(2)	21.44%	762,612	100%	63.87%	(3)

Tzu Sheng Ku	914,203	(4)	19.47%			7.42%

FMR Corporation 82 Devonshire Street Boston, MA 02109	487,700	(5)	10.39%			3.96%

Richard Chiang	59,694	(6)	1.27%			*

Craig Miller	11,000	(7)	*			*

Felix Sung	61,727	(6)	1.31%			*

David Vanderhorst	23,000	(8)	*			*

All directors and executive officers as a group (6 persons)	2,076,255	(9)	38.04%	762,612	100%	72.55%	(3)

*	Less than 1.0%.
(1)	Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.
(2)	Includes 762,612 shares of Class A Common Stock issuable upon conversion of the 762,612 shares of Class B Common Stock owned by Mr. Wang, 2,700 shares of Class A Common Stock owned by Mr. Wang’s wife, 49,319 shares owned by the 401(k) trust and 192,000 shares of Class A Common Stock underlying options that are or will be exercisable within 60 days of the date hereof.
(3)	Excludes 762,612 shares of Class A Common Stock issuable upon conversion of the 762,612 shares of Class B Common Stock owned by Mr. Wang.
(4)	Includes 81,962 shares of Class A Common Stock owned by Mr. Ku’s wife, 10,341 shares of Class A Common Stock owned by 401(k) trust, 133,635 shares of Class A Common Stock owned by Mr. Ku’s three minor children as to which Mr. Ku exercises sole voting control and 35,000 shares of underlying options that are or will be exercisable within 60 days of the date hereof.
(5)	Based on Amendment No. 5 to Schedule 13G filed on February 14, 2002 by FMR Corporation, Edward C. Johnson and Abigail P. Johnson.
(6)	Includes 35,000 shares of underlying options that are or will be exercisable within 60 days of the date hereof.
(7)	Includes 10,000 shares of underlying options that are or will be exercisable within 60 days of the date hereof.
(8)	Includes 23,000 shares of underlying options that are or will be exercisable within 60 days of the date hereof.
(9)	Includes the shares of Class A Common Stock referred to in footnotes (2), (4), (6), (7) and (8) above.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of the forms received by it, or written representations from certain reporting persons that Section 16(a) forms were required and filed by those persons, the Company believes that, during the year ended December 31, 2003, all of these reports were timely filed, except each of the following persons filed a Form 5 reporting one transaction on an untimely basis: Craig Miller, Felix Sung, Richard Chiang, Stewart Wang and Tzu Sheng (Johnson) Ku.

PROPOSALS OF SHAREHOLDERS

Any shareholder who intends to present a proposal at the 2005 Annual Meeting of Shareholders for inclusion in the Company’s Proxy Statement and proxy form relating to the Annual Meeting must submit the proposal to the Company at its principal executive offices by December 27, 2004. In addition, in the event a shareholder proposal is not received by the Company by December 27, 2004, the proxy to be solicited by the Board of Directors for the 2005 Annual Meeting will confer discretionary authority on the holders of the proxy to vote the shares if the proposal ultimately is presented at the 2005 Annual Meeting without any discussion of the proposal in the Proxy Statement for that meeting.

The rules and regulations of the Securities and Exchange Commission provide that if the date of the Company’s 2005 Annual Meeting is advanced or delayed more than 30 days from the date of the 2004 Annual Meeting, shareholder proposals intended to be included in the proxy materials for the 2005 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2005 Annual Meeting. Upon determination by the Company that the date of the 2005 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2004 Annual Meeting, the Company will disclose that change in the earliest possible Quarterly Report on Form 10-QSB.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company is delivering this Proxy Statement and its 2003 Annual Report on Form 10-KSB to all stockholders of record as of the record date. Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Annual Report and Proxy Statement if previously notified by their bank, broker or other holder. This process by which only one annual report or proxy statement, as the case may be, is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called “householding.” Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.

Street name stockholders in a single household who received only one copy of the Annual Report and Proxy Statement may request to receive separate copies in the future by following the instructions provided on the voting instruction form sent to them by their bank, broker or other holder of record. Similarly, street name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future by checking the appropriate box on the voting instruction form. Alternatively, street name stockholders whose holders of record utilize the services of ADP (as indicated on the voting instruction form sent to them) may send written instructions to Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call 1-800-542-1061. The instructions must include the stockholder’s name and account number and the name of the bank, broker or other holder of record. Otherwise, street name stockholders should contact their bank, broker or other holder.

Copies of this Proxy Statement and the 2003 Annual Report on Form 10-KSB are available promptly by calling (661) 257-6060, or by writing to Attention: Investor Relations, Taitron Components Incorporated, 28040 West Harrison Parkway, Valencia, California 91355. If you are receiving multiple copies of this Proxy Statement and the Annual Report, you also may request orally or in writing to receive a single copy of this Proxy Statement and the Annual Report by calling (661) 257-6060, or writing to Attention: Investor Relations, Taitron Components Incorporated, 28040 West Harrison Parkway, Valencia, California 91355.

OTHER MATTERS

The Board of Directors is not aware of any matter to be acted upon at the Annual Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

EXPENSES

The entire cost of soliciting proxies will be borne by the Company. Solicitation may be made by mail. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward soliciting material to the beneficial owners of the Common Stock held of record by them and will reimburse those persons for their reasonable charges and expenses in connection therewith.

ANNUAL REPORT TO SHAREHOLDERS

The Company’s Annual Report for the year ended December 31, 2003 is being mailed to shareholders along with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.

REPORT ON FORM 10-KSB

THE COMPANY UNDERTAKES, UPON WRITTEN REQUEST, TO PROVIDE, WITHOUT CHARGE, EACH PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED WITH A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT EXCLUDING EXHIBITS THERETO. REQUESTS SHOULD BE ADDRESSED TO TAITRON COMPONENTS INCORPORATED, ATTENTION: INVESTOR RELATIONS, 28040 WEST HARRISON PARKWAY, VALENCIA, CALIFORNIA 91355.

ANNUAL MEETING OF SHAREHOLDERS OF

TAITRON COMPONENTS INCORPORATED

May 28, 2004

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

* Please detach along perforated line and mail in the envelope provided. *

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK AS SHOWN HERE |X|
1. ELECTION OF DIRECTORS, as provided in the Company’s Proxy Statement:

|   |  FOR ALL NOMINEES
|   |  WITHHOLD AUTHORITY
       FOR ALL NOMINEES|
|   |  FOR ALL EXCEPT
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: | |	NOMINEES | | Tzu Sheng (Johnson) Ku | | Stewart Wang | | Richard Chiang | | Craig Miller | | Felix Sung	THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
TAITRON COMPONENTS INCORPORATED

     The undersigned revokes any other proxy to vote at such Meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

     This Proxy will be voted in accordance with the instructions set forth above. Where a vote is not specified, the proxies will vote the shares represented by the proxy "FOR" Proposal 1, and as said proxy shall deem advisable on such other business as may come before the Meeting, unless otherwise directed.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement dated April 26, 2004 relating to the Meeting.

Please check here if you plan to attend the meeting. | |

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please not that changes to the registered name(s) on the account may not be submitted via this method | |
Signature of Shareholder Date:	Signature of Shareholder Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TAITRON COMPONENTS INCORPORATED

Proxy for Annual Meeting of Shareholders

The undersigned, a shareholder of TAITRON COMPONENTS INCORPORATED, a California corporation (the “Company”), hereby appoints STEWART WANG and DAVID VANDERHORST, or either of them, the proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company, to be held on May 28, 2004 and any postponements or adjournments thereof, and in connection herewith to vote and represent all of the shares of the Company which the undersigned would be entitled to vote as follows:

(Continued and to be signed on the reverse side)